Almost Family Reports Third Quarter and Year to Date 2017 Results

November 7, 2017

Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000

FOR IMMEDIATE RELEASE	November 7, 2017

Almost Family Reports Third Quarter and Year to Date 2017 Results

Confirms previously announced Hurricane impact

Louisville, KY, November 7, 2017 –  Almost Family, Inc. (NASDAQ: AFAM), a leading national provider of home health and related services, announced today its financial results for the quarter ended September 29, 2017.  Investors are encouraged to read the Company’s press release dated October 9, 2017, “Almost Family Comments on Recent Developments Including Hurricane Impact”.

Third Quarter Highlights (1):

•	Net service revenues of approximately $194.3 million including the third quarter of operations of the CHS-JV, up 21.1% from the third quarter of 2016
•	GAAP net income of $3.2 million (3)
•	GAAP EPS of $0.23(2,3) per diluted share on 33% more shares outstanding than in the prior year
•	Adjusted EPS of $0.43(1,[2],3); including the impact from the Hurricanes which lowered Adjusted EPS by $0.14(3)
•	Adjusted EBITDA of $14.6 (1,2) million; including the impact from the Hurricanes which lowered Adjusted EBITDA by $3.3 million(3)
•

Expect to record the Company’s share of the Medicare Shared Saving Program success fees under ACO contracts for the 2016 performance year in the fourth quarter of 2017  at between $2.0 million and $2.4 million

•	Clifford S. Holtz, COO of American Red Cross added to Almost Family Board of Directors

Year-to-Date Highlights (1):

•	Net service revenues of approximately $596.3 million including nine months of CHS-JV operations, up 26.9% from 2016
•	GAAP net income of $11.6 million (3)
•	Adjusted EPS of $1.53 (1,[2],3)
•	Adjusted EBITDA of $49.6 (1,2,3) million
•	Year to date operating cash flows of $14.8 million

Almost Family Reports Third Quarter and Year to Date 2017 Results

November 7, 2017

•

As of November 7, 2017, the Company has converted all of its home health branches to the new Homecare Homebase information system.  There will be no active patients remaining in the predecessor systems by the end of November 2017.  The Company has begun to experience meaningful operational efficiency gains, generally about 120 days after the end of each wave, and expects these gains to be partially reflected in its fourth quarter 2017 results and fully reflected in its results in its 2018 reporting year.

(1)	See Non-GAAP Financial Measures below
(2)	Note that comparability of EPS between years is partially impacted by changes in shares outstanding as explained further below
(3)	Impact of Hurricanes Irma and Harvey are explained further below

Management Comments

William Yarmuth, Chairman and CEO, commented:    We are very pleased with the results of our quarter and recent regulatory developments.  Over the course of this year we have successfully integrated the largest acquisition in our history.  We have also nearly completed, with minimal disruption, the implementation of HomeCare HomeBase in all 110 of our home health branches that were not previously on that system.  Lastly, we are pleased to have recovered from the substantial hurricane disruption, all the while continuing to grow our business and creating value for our shareholders over the course of this year.

Steve Guenthner, President added:    On the regulatory front, we feel we, in collaboration with others in the industry, have made a meaningful breakthrough in our work with CMS and other policy makers. In its final rule, CMS deferred implementation of the Home Health Grouper Model for further consideration in collaboration with stakeholders with a goal of shifting the focus from volume of services to a more patient-centered model.  We very much look forward to working with policy makers to help shape the next phase in the evolution of the Medicare home health payment system.

Yarmuth concluded:    I would like to thank all our employees and management team for their hard work and commitment in taking on the challenges and opportunities of the first nine months and helping to propel us to some very successful results.  Additionally, I would like to welcome Cliff Holtz who recently joined our Board of Directors.  Cliff brings a wealth of experience and knowledge and is a very welcome addition to what I feel is a very high quality committed group of directors.

Impact of Hurricanes on Operating Results

Third quarter operating results for the home health, personal care, hospice and assessment business lines were adversely impacted by Hurricanes Irma and Harvey (the “Hurricanes”).  Due to the early warnings and evacuations related to these storms, the periods of disruption started well in advance of each storm actually striking affected areas, while recovery periods were elongated.  The Hurricanes impacted operations in Florida, Georgia and Texas, which are the source of approximately one quarter of the Company’s revenue.  The hurricanes resulted in lost admissions, visits, assessments and revenue.  The Company estimates operating income was lowered by approximately $3.3 million,

Almost Family Reports Third Quarter and Year to Date 2017 Results

November 7, 2017

or $0.14 EPS, in the third quarter of 2017.  Due to the proximity of these events to the end of the third quarter, there may be some residual hurricane effect on fourth quarter results.

Third Quarter Financial Results (See Matters Impacting Comparability and Presentation below)

Home Health (HH) segment net revenues increased by 31% or $33.3 million to $141.4 million from $108.1 million in the prior year and episodic admissions grew by 35.6% to 28,148 from 20,751 as the CHS-JV acquisition more than offset the impact from the Hurricanes.  Net revenue and episodic admissions in the CHS-JV acquisition were $40.4 million and 7,665, respectively.

Home Health segment contribution before corporate expenses increased $4.3 million, or 34.2%, to $17.0 million, from $12.7 million in the prior year period.  Home Health contribution margins as a percentage of revenue increased slightly to 12.0% from 11.7%, despite the hurricane effect partially due to synergies obtained from the Homecare Homebase conversion.  The Company estimates the hurricanes lowered third quarter 2017 revenue and contribution by $3.0 million and $2.6 million, respectively in the HH segment, resulting in a 1.6% reduction in contribution margin as a percent of revenue.

Other Home-Based Services (OHBS) segment net revenues increased $4.4 million or 10.5% to $46.4 million in 2017 from $42.0 million, primarily as a result of the 15 hospice facilities acquired in the CHS-JV transaction.  Hospice revenues were $7.8 million for the quarter.  Personal care revenues were down $3.1 million or 7.5% from prior year on lower volumes.  Additionally, mix changes combined with rate cuts and increases in wages influenced by increases in statutory minimum wage rates in certain states negatively impacted personal care margins.  Overall OHBS segment contribution before corporate expenses increased $1.1 million, or 43.1% to $3.6 million from $2.5 million for the same period last year.

Healthcare Innovations (HCI) segment net revenues and operating income were $6.5 million and $0.8 million in 2017 as compared to $10.3 million and $5.1 million in 2016, respectively, largely due to the prior year including $4.3 million of ACO shared savings payments.  We expect to record ACO payments in the fourth quarter of 2017 ranging from $2.0 to $2.4 million.

Corporate expenses as a percentage of revenue increased to 4.8% in 2017 from 4.3% in 2016, primarily on higher information systems costs.  Deal, transition and other costs were $4.5 million, primarily due to the ongoing conversion of the HH segment to the Homecare Homebase information system.  Such training and related costs are expected to continue through the end of 2017, but not be significant in 2018.

The effective tax rates for the third quarter of 2017 and 2016 were 40.8% and 37.3%, respectively.

Increased average shares outstanding from the Company’s late January sale of common shares reduced Adjusted EPS of $0.43 for the third quarter of 2017 by $0.14.  The third quarter is fully reflective of the dilutive effect of this offering.

Almost Family Reports Third Quarter and Year to Date 2017 Results

November 7, 2017

Year to Date Financial Results (See Matters Impacting Comparability and Presentation below)

Home Health segment net revenues increased by $113.1 million or 34.5% to $441.0 million from $327.9 million in the prior year and episodic admissions grew by 40.9% to 89,199 from 63,295 in 2016, primarily due to the CHS-JV acquisition.  Net revenue and episodic admissions in the CHS-JV were $125.2 million and 24,607, respectively.  Excluding the CHS-JV, episodic admissions grew by approximately 2%.

Home Health segment contribution before corporate expenses increased $14.1 million, or 32.9%, to $57.1 million, from $43.0 million in the prior year period.  Home Health contribution margins as a percentage of revenue decreased to 12.9% from 13.1% in the prior year, due to the combined impact of a 1% Medicare rate cut and an annual cost of living wage rate adjustment of 2%, both effective January 1, 2017.

Other Home-Based Services (OHBS) segment net revenues increased $16.6 million or 13.6% to $138.5 million from $121.9 million, primarily as a result of the 15 hospice facilities acquired in the CHS-JV transaction.  Hospice revenues were $22.1 million.  Personal care revenues were down $4.7 million or 3.9% from prior year on lower volumes.  Additionally, mix changes combined with rate cuts and increases in wages influenced by increases in statutory minimum wage rates in certain states negatively impacted personal care margins.  Overall OHBS segment contribution before corporate expenses increased $2.2 million or 24.1%, as compared to the same period of last year.

Healthcare Innovations (HCI) segment net revenues decreased $3.5 million to $16.9 million from $20.3 million, while operating income before corporate expenses decreased $4.3 million, largely due to prior year period including $4.3 million of ACO shared savings payments.

Corporate expenses as a percentage of revenue was unchanged from the prior year period at 4.5%.  Deal, transition and other costs were $17.1 million, due to the CHS-JV acquisition and the conversion of the HH segment to the Homecare Homebase information system.  Borrowings related to acquisitions increased interest expense to $5.8 million from $4.7 million in the prior year period.

Net cash from operating activities of $14.8 million was generated in the first nine months of 2017.  Accounts receivable days sales outstanding were 60 at the end of the third quarter of 2017, as compared to 57 days in the second quarter of 2017 and 53 days at the end of the fourth quarter of 2016.  Increases in days outstanding were largely driven by backlogs in final claims in our Home Health segment, a portion of which was due to the timing of Hurricane Irma in Florida, which delayed payments from Medicare into the fourth quarter.

The effective tax rates for 2017 and 2016 were 33.0% and 39.3%, respectively.  The Company’s lower effective income tax rate in 2017 was due to a change in accounting rules for excess tax benefits from the exercise of stock options and vesting of restricted shares as a result of the prospective adoption of Accounting Standards Update 2016-09 as of the first day of fiscal 2017.  Under previous accounting rules these benefits were recorded in “additional paid-in capital” rather than in the current period tax provision.  Future periods with option exercises or restricted stock

Almost Family Reports Third Quarter and Year to Date 2017 Results

November 7, 2017

vesting could lower or raise the Company’s tax provision in those periods.  Excluding these items, the Company expects its effective tax rate for 2017 to be 39.5%.

Increased average shares outstanding from the Company’s late January sale of common shares reduced Adjusted EPS of $1.53 for 2017 by $0.46.

Medicare Program Developments

On November 1, 2017 the Centers for Medicare and Medicaid Services (CMS) released the final rule for FY2018 home health reimbursement.  Among other things, the rule also finalizes proposals for the Home Health Value-Based Purchasing (HHVBP) Model and the Home Health Quality Reporting Program (HH QRP).  CMS did not finalize the Home Health Groupings Model, but instead elected to “further engage with stakeholders to move towards a system that shifts the focus from volume of services to a more patient-centered model”.  The FY2018 impact table included in the final rule suggests the final rule is in line with the preliminary rule published earlier this year.  On September 25, 2017, the Company submitted a comment letter to CMS which provides an alternative course of action that we believe better protects Medicare beneficiaries and their right to access appropriate and necessary home health service.  The comment letter to CMS entitled “CY 2018 Home Health Prospective Payment System Rate Update – September 2017” can be found at http://www.almostfamily.com/pdf/AFAM_2018_HHPPS_Rule_Comments_and_Attachments.pdf.  Additionally, a series of responses to various other stakeholder requests from the Senate Finance Committee, the House Ways and Means Committee and CMS dating to 2013 and including AFAM executive testimony before the Congress can also be found at the above website.

Matters Impacting Comparability and Presentation – CHS-JV and Segment Presentation

On the first day of fiscal 2017, the Company acquired an 80% controlling interest in the entity holding the home health and hospice assets of Community Health Systems, Inc. (NYSE: CYH) (“CHS-JV”).  Community Health Systems, Inc. ("CHS"), one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country, retained the remaining 20%.

In the first quarter in 2017, the Company redefined its reporting segments to include a) Home Health (HH) formerly Visiting Nurse, b) Other Home-Based Services (OHBS) which includes all other home care services outside of Home Health services and c) the Healthcare Innovations (HCI) segment.  The OHBS segment consists of the historical personal care (“personal care”) operations plus hospice services.  Prior year segment information has been reclassified to conform to new segment definitions.  In management’s opinion, this approach provides investors clarity for the largest segment, Home Health, and best aligns with the Company’s internal decision-making processes as viewed by the chief operating decision maker.

Financing Activities

On January 25, 2017, the Company completed a public offering of 3.5 million shares of its common stock for gross proceeds in excess of $150 million.  The net proceeds of $144 million were applied to the Company’s revolving credit facility, which increased credit available under the facility from approximately $78.6 million at December 30, 2016 to approximately $204.1 million after the offering.

Almost Family Reports Third Quarter and Year to Date 2017 Results

November 7, 2017

Acquisitions

On July 14, 2017, the Company’s CHS-JV purchased assets of a Medicare-certified home health agency and related private duty company for Island Home Care in Key West, Florida.  The purchase price was $1.2 million.  Post-acquisition operating results are reported in the Company’s HH and OHBS segments.

The Company noted that it will continue to pursue quality acquisitions of in-home health care service providers consistent with its stated strategy and the types of services its segments currently provide.

Addition of New Director

On November 6, 2017 the Company added Mr. Clifford S. Holtz as the newest member of its board of directors.  Mr. Holtz currently serves as the Chief Operating Officer of the American Red Cross where he has been instrumental in that organization’s growth and development since 2011.  Prior to his Red Cross experience Mr. Holtz has enjoyed a long and successful business career in key roles at AT&T, Nortel Networks and Qwest Communications.  He is a graduate of the University of Chicago Graduate School of Business.

Almost Family Reports Third Quarter and Year to Date 2017 Results

November 7, 2017

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	Quarter ended		Nine months ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Net service revenues	$ 194,302	$ 160,421	$ 596,347	$ 470,114
Cost of service revenues (excluding depreciation & amortization)	103,777	86,074	314,097	251,998
Gross margin	90,525	74,347	282,250	218,116
General and administrative expenses:
Salaries and benefits	54,840	42,952	167,743	126,134
Other	23,631	18,029	72,252	55,974
Deal, transition & other costs	4,467	2,257	17,122	7,455
Total general and administrative expenses	82,938	63,238	257,117	189,563
Operating income	7,587	11,109	25,133	28,553
Interest expense, net	1,668	1,537	5,794	4,684
Income before noncontrolling interests and income taxes	5,919	9,572	19,339	23,869
Net income - noncontrolling interests	561	1,012	2,046	689
Income before income tax expense	5,358	8,560	17,293	23,180
Income tax expense	2,188	3,194	5,713	9,120
Net income attributable to Almost Family, Inc.	$ 3,170	$ 5,366	$ 11,580	$ 14,060

Per share amounts-basic:
Average shares outstanding	13,731	10,172	13,385	10,150

Net income attributable to Almost Family, Inc.	$ 0.23	$ 0.53	$ 0.87	$ 1.39

Per share amounts-diluted:
Average shares outstanding	13,941	10,310	13,627	10,328

Net income attributable to Almost Family, Inc.	$ 0.23	$ 0.52	$ 0.85	$ 1.36

Almost Family Reports Third Quarter and Year to Date 2017 Results

November 7, 2017

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	(Unaudited)
	September 29, 2017	December 30, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19,149	$10,110
Accounts receivable - net	131,873	99,212
Prepaid expenses and other current assets	16,711	11,432
TOTAL CURRENT ASSETS	167,733	120,754
PROPERTY AND EQUIPMENT - NET	16,489	10,732
GOODWILL	390,552	305,476
OTHER INTANGIBLE ASSETS - NET	145,363	85,063
TRANSACTION DEPOSIT	—	128,930
ASSETS HELD FOR SALE	3,800	—
OTHER ASSETS	7,936	7,757
TOTAL ASSETS	$731,873	$658,712

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$19,218	$12,122
Accrued other liabilities	50,693	39,728
TOTAL CURRENT LIABILITIES	69,911	51,850

LONG-TERM LIABILITIES:
Revolving credit facility	120,374	262,456
Deferred tax liabilities	26,769	21,145
Seller notes	12,761	12,500
Other liabilities	7,270	6,581
TOTAL LONG-TERM LIABILITIES	167,174	302,682
TOTAL LIABILITIES	237,085	354,532

NONCONTROLLING INTEREST - REDEEMABLE -
HEALTHCARE INNOVATIONS	2,256	2,256

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.05; authorized 2,000 shares; none issued or outstanding	—	—
Common stock, par value $0.10; authorized 25,000; 14,133 and 10,504 issued and outstanding	1,414	1,051
Treasury stock, at cost, 169 and 117 shares	(5,825)	(3,258)
Additional paid-in capital	288,329	141,233
Retained earnings	174,962	163,763
Almost Family, Inc. stockholders' equity	458,880	302,789
Noncontrolling interests - nonredeemable	33,652	(865)
TOTAL STOCKHOLDERS’ EQUITY	492,532	301,924
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$731,873	$658,712

Almost Family Reports Third Quarter and Year to Date 2017 Results

November 7, 2017

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine months ended
	September 29, 2017	September 30, 2016
Cash flows from operating activities:
Net income attributable to Almost Family, Inc.	$ 11,580	$ 14,060
Net income attributable to noncontrolling interests	2,046	689
Income before non-controlling interests	13,626	14,749
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,924	2,813
Provision for uncollectible accounts	11,151	10,626
Stock-based compensation	2,094	2,013
Loan costs amortization	706	207
Deferred income taxes	5,624	6,081
	38,125	36,489
Change in certain net assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(22,302)	(12,831)
Prepaid expenses and other current assets	(4,625)	(4,451)
Other assets	(875)	(620)
Accounts payable and accrued expenses	4,476	(3,302)
Net cash provided by operating activities	14,799	15,285

Cash flows of investing activities:
Capital expenditures	(5,346)	(4,364)
Transaction deposit	128,930	-
Acquisitions, net of cash acquired	(130,069)	(31,256)
Net cash used in investing activities	(6,485)	(35,620)

Cash flows of financing activities:
Credit facility borrowings	202,934	215,430
Credit facility repayments, net	(345,016)	(195,396)
Debt issuance fees	-	(102)
Proceeds from stock offering, net	143,908	-
Proceeds from stock option exercises	1,505	(9)
Purchase of common stock in connection with share awards	(2,567)	(484)
Tax impact of share awards	-	257
Principal payments on notes payable and capital leases	(39)	(56)
Net cash provided by financing activities	725	19,640

Net change in cash and cash equivalents	9,039	(695)
Cash and cash equivalents at beginning of period	10,110	7,522
Cash and cash equivalents at end of period	$ 19,149	$ 6,827

Almost Family Reports Third Quarter and Year to Date 2017 Results

November 7, 2017

ALMOST FAMILY, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Quarter ended
	September 29, 2017		September 30, 2016		Change
	Amount	% Rev	Amount	% Rev	Amount		%
Net service revenues:
Home Health	$141,434	72.8%	$108,138	67.4%		$33,296	30.8%
Other Home-Based Services	46,378	23.9%	41,975	26.2%		4,403	10.5%
Healthcare Innovations	6,490	3.3%	10,308	6.4%		(3,818)	(37.0)%
	194,302	100.0%	160,421	100.0%		33,881	21.1%
Operating income before corporate expenses:
Home Health	16,992	12.0%	12,657	11.7%		4,335	34.2%
Other Home-Based Services	3,579	7.7%	2,501	6.0%		1,078	43.1%
Healthcare Innovations	812	12.5%	5,051	49.0%		(4,239)	(83.9)%
	21,383	11.0%	20,209	12.6%		1,174	5.8%

Corporate expenses	9,329	4.8%	6,843	4.3%		2,486	36.3%
Deal, transition and other costs	4,467	2.3%	2,257	1.4%		2,210	97.9%
Operating income	7,587	3.9%	11,109	6.9%		(3,522)	(31.7)%
Interest expense, net	1,668	0.9%	1,537	1.0%		131	8.5%
Net income - noncontrolling interests	561	0.3%	1,012	0.6%		(451)	NM
Net income before income taxes	5,358	2.8%	8,560	5.3%		$(3,202)	(37.4)%
Income tax expense	2,188	1.1%	3,194	2.0%		(1,006)	(31.5)%
Net income attributable to Almost Family, Inc.	$3,170	1.6%	$5,366	3.3%	$	$(2,196)	(40.9)%

Adjusted EBITDA (1)	$14,571	7.5%	$15,110	9.4%	$	$(539)	(3.6)%
Adjusted net income (1)	$5,944	3.1%	$6,781	4.2%	$	$(837)	(12.3)%

(1) See Non-GAAP Financial Measures below.

Almost Family Reports Third Quarter and Year to Date 2017 Results

November 7, 2017

	Nine months ended
	September 29, 2017		September 30, 2016		Change
	Amount	% Rev	Amount	% Rev	Amount		%
Net service revenues:
Home Health	$440,962	73.9%	$327,899	69.7%		$113,063	34.5%
Other Home-Based Services	138,495	23.2%	121,871	25.9%		16,624	13.6%
Healthcare Innovations	16,890	2.8%	20,344	4.3%		(3,454)	(17.0)%
	596,347	100.0%	470,114	100.0%		126,233	26.9%
Operating (loss) income before corporate expenses:
Home Health	57,087	12.9%	42,964	13.1%		14,123	32.9%
Other Home-Based Services	11,444	8.3%	9,223	7.6%		2,221	24.1%
Healthcare Innovations	796	4.7%	5,098	25.1%		(4,302)	(84.4)%
	69,327	11.6%	57,285	12.2%		12,042	21.0%

Corporate expenses	27,072	4.5%	21,277	4.5%		5,795	27.2%
Deal, transition and other costs	17,122	2.9%	7,455	1.6%		9,667	129.7%
Operating income	25,133	4.2%	28,553	6.1%		(3,420)	(12.0)%
Interest expense, net	5,794	1.0%	4,684	1.0%		1,110	23.7%
Net income - noncontrolling interests	2,046	0.3%	689	0.1%		1,357	NM
Net income before income taxes	17,293	2.9%	23,180	4.9%		$(5,887)	(25.4)%
Income tax expense	5,713	1.0%	9,120	1.9%		(3,407)	(37.4)%
Net income attributable to Almost Family, Inc.	$11,580	1.9%	$14,060	3.0%	$	$(2,480)	(17.6)%

Adjusted EBITDA (1)	$49,605	8.3%	$41,229	8.8%		$8,376	20.3%
Adjusted net income (1)	$20,870	3.5%	$18,570	4.0%		$2,300	12.4%

(1) See Non-GAAP Financial Measures below.

Almost Family Reports Third Quarter and Year to Date 2017 Results

November 7, 2017

HOME HEALTH OPERATING METRICS

	Quarter ended
	September 29, 2017		September 30, 2016		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Locations	241		168		73	43.5%

All payors:
Admissions	38,314		25,788		12,526	48.6%
Census	30,809		23,177		7,632	32.9%
Visits	898,786		711,998		186,788	26.2%
Cost per visit	$79		$76		$3	3.6%
G&A expense per census	$1,748		$1,791		$(43)	(2.4)%

Episodic:
Admissions	28,148		20,751		7,397	35.6%
Census	23,466		18,045		5,421	30.0%
Episodes	42,773		32,260		10,513	32.6%
Visits	703,390		574,505		128,885	22.4%
Revenue (in thousands)	$119,617	84.6%	$94,709	87.6%	$24,908	26.3%
Revenue per episode	$2,797		2,936		$(139)	(4.7)%
Visits per episode	16.4		17.8		(1.4)	(7.7)%

Non-episodic:
Admissions	10,166		5,037		5,129	101.8%
Census	7,343		5,132		2,211	43.1%
Visits	195,396		137,493		57,903	42.1%
Revenue (in thousands)	$21,817	15.4%	$13,429	12.4%	$8,388	62.5%
Revenue per visit	$112		$98		$14	14.3%
Visits per admission	19.2		27.3		(8.1)	(29.6)%

Almost Family Reports Third Quarter and Year to Date 2017 Results

November 7, 2017

HOME HEALTH OPERATING METRICS

	Nine months ended
	September 29, 2017		September 30, 2016		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Locations	241		168		73	43.5%

All payors:
Admissions	119,499		81,630		37,869	46.4%
Census	31,243		23,237		8,006	34.5%
Visits	2,812,594		2,183,295		629,299	28.8%
Cost per visit	$77		$73		$3	4.5%
G&A expense per census	$5,388		$5,374		$14	0.3%

Episodic:
Admissions	89,199		63,295		25,904	40.9%
Census	23,959		17,917		6,042	33.7%
Episodes	133,973		97,575		36,398	37.3%
Visits	2,216,441		1,751,313		465,128	26.6%
Revenue (in thousands)	$376,670	85.4%	$285,446	87.1%	$91,224	32.0%
Revenue per episode	$2,812		2,925		$(114)	(3.9)%
Visits per episode	16.5		17.9		(1.4)	(7.8)%

Non-episodic:
Admissions	30,300		18,335		11,965	65.3%
Census	7,284		5,320		1,964	36.9%
Visits	596,153		431,982		164,171	38.0%
Revenue (in thousands)	$64,292	14.6%	$42,453	12.9%	$21,839	51.4%
Revenue per visit	$108		$98		$10	9.7%
Visits per admission	19.7		23.6		(3.9)	(16.5)%

Almost Family Reports Third Quarter and Year to Date 2017 Results

November 7, 2017

OTHER HOME-BASED SERVICES OPERATING METRICS

	Quarter ended
	September 29, 2017		September 30, 2016		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Personal Care:
Locations	75		80		(5)	(6.3)%
Admissions	2,259		2,638		(379)	(14.4)%
Census	12,475		14,092		(1,617)	(11.5)%
Hours of service	1,783,018		1,953,224		(170,206)	(8.7)%
Hours per patient per week	11.0		10.7		0.3	3.1%
Revenue (in thousands)	$38,572	83.2%	$41,688	99.3%	$(3,116)	(7.5)%
Operating income (in thousands)	$2,228		$2,540		$(312)	(12.3)%
Revenue per hour	$21.63		$21.34		$0.29	1.4%
Cost per hour	$13.30		$13.39		$(0.09)	(0.7)%

Hospice:
Locations	16		1		15	NM
Admissions	680		33		647	NM
Census	492		22		470	NM
Length of stay	60		40		20	50.0%
Revenue (in thousands)	$7,807	16.8%	$287	0.7%	$7,520	NM
Operating income (loss) (in thousands)	$1,351		$(39)		$1,390	NM
Revenue per day	$169		$142		$27	19.0%

	Nine months ended
	September 29, 2017		September 30, 2016		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Personal Care:
Locations	75		80		(5)	(6.3)%
Admissions	7,137		7,675		(538)	(7.0)%
Census	12,669		13,177		(508)	(3.9)%
Hours of service	5,425,767		5,659,370		(233,603)	(4.1)%
Hours per patient per week	11.0		11.0		(0.0)	(0.3)%
Revenue (in thousands)	$116,374	84.0%	$121,075	99.3%	$(4,701)	(3.9)%
Operating income (in thousands)	$7,489		$9,285		$(1,796)	(19.3)%
Revenue per hour	$21.45		$21.39		$0.05	0.3%
Cost per hour	$13.15		$13.39		$(0.24)	(1.8)%

Hospice:
Locations	16		1		15	NM
Admissions	2,188		82		2,106	NM
Census	482		21		461	NM
Length of stay	58		38		20	51.7%
Revenue (in thousands)	$22,122	16.0%	$796	0.7%	$21,326	NM
Operating income (loss) (in thousands)	$3,955		$(62)		$4,017	NM
Revenue per day	$168		$141		$27	19.0%

Almost Family Reports Third Quarter and Year to Date 2017 Results

November 7, 2017

HEALTHCARE INNOVATIONS SUPPLEMENTAL DATA

	Quarter ended
	September 29, 2017	September 30, 2016	Change
	Amount	Amount	Amount	%

ACO Management:
Medicare ACO enrollees under management	141,556	121,881	19,675	16.1%
ACOs under contract	15	14	1	7.1%
Revenue (in thousands)	$767	$4,619	$(3,852)	(83.4)%
Operating (loss) income (in thousands)	$(386)	$3,832	$(4,218)	110.1%

Assessment Services
Assessments	24,452	21,019	3,433	16.3%
Revenue (in thousands)	$5,723	$5,689	$34	0.6%
Operating income (in thousands)	$1,198	$1,219	$(21)	(1.7)%

	Nine months ended
	September 29, 2017	September 30, 2016	Change
	Amount	Amount	Amount	%

ACO Management:
Medicare ACO enrollees under management	141,556	121,881	19,675	16.1%
ACOs under contract	15	14	1	7.1%
Revenue (in thousands)	$1,957	$4,955	$(2,998)	(60.5)%
Operating (loss) income (in thousands)	$(1,355)	$2,961	$(4,316)	145.8%

Assessment Services
Assessments	61,948	56,414	5,534	9.8%
Revenue (in thousands)	$14,933	$15,389	$(456)	(3.0)%
Operating income (in thousands)	$2,151	$2,137	$14	0.7%

Almost Family Reports Third Quarter and Year to Date 2017 Results

November 7, 2017

Non-GAAP Financial Measures

The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under SEC rules.  In accordance with SEC rules, the Company has provided, in the supplemental information, a reconciliation of those measures to the most directly comparable GAAP measures.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted net income and adjusted earnings per share is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The presentation of adjusted net income and adjusted earnings per share provides investors with pertinent information to enable comparison of financial performance between periods by excluding certain items that the Company believes are not representative of its ongoing operations due to the nature of the items.

The following table sets forth a reconciliation of net income attributable to Almost Family, Inc. to adjusted net income:

ALMOST FAMILY, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

 (In thousands)

	Quarter ended		Nine months ended
(in thousands)	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Net income attributable to Almost Family, Inc.	$3,170	$5,366	$11,580	$14,060

Addbacks:
Deal, transition and other costs, net of tax	2,774	1,415	9,290	4,510
Adjusted net income attributable to Almost Family, Inc.	$5,944	$6,781	$20,870	$18,570

Per share amounts-diluted:
Average shares outstanding	13,941	10,310	13,627	10,328

Net income attributable to Almost Family, Inc.	$0.23	$0.52	$0.85	$1.36

Addbacks:
Deal, transition and other costs, net of tax	0.20	0.14	0.68	0.44
Adjusted net income attributable to Almost Family, Inc.	$0.43	$0.66	$1.53	$1.80

Adjusted EBITDA

Adjusted earnings before interest, income and franchise taxes, depreciation and amortization, amortization of stock-based compensation, deal, transition and other (Adjusted EBITDA) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure

Almost Family Reports Third Quarter and Year to Date 2017 Results

November 7, 2017

calculated in accordance with generally accepted accounting principles.  The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity.  Management routinely calculates and communicates Adjusted EBITDA and believes that it is useful to investors because it provides a common analytical indicator within its industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value.  Adjusted EBITDA is also used in certain covenants contained in the Company’s credit agreement.

The following table sets forth a reconciliation of net income to Adjusted EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA

 (In thousands)

	Quarter ended		Nine months ended
(in thousands)	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Net income	$3,170	$5,366	$11,580	$14,060
Add back:
Net (loss) income - noncontrolling interests	561	1,012	2,046	689
Interest expense	1,668	1,537	5,794	4,684
Income tax expense	2,188	3,194	5,713	9,120
Franchise taxes	230	182	697	454
Depreciation and amortization	1,607	950	4,559	2,754
Stock-based compensation	680	612	2,094	2,013
Deal, transition and other costs	4,467	2,257	17,122	7,455
Adjusted EBITDA	$14,571	$15,110	$49,605	$41,229

Forward Looking Statements

All statements, other than statements of historical facts, included in this news release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current plans, expectations, projections, forecasts and assumptions about future events that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “could,” “would,” “estimate,” “project,” “forecast,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “target,” or similar terms, variations of those terms or the negative of those terms. While forward-looking statements reflect good faith beliefs, assumptions and expectations, they are not guarantees of future performance, and the Company undertakes no obligation to update or revise its forward-looking statements. The forward-looking statements in this news release are based on a variety of assumptions that may not be realized and that are subject to significant risks and uncertainties, including the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid

Almost Family Reports Third Quarter and Year to Date 2017 Results

November 7, 2017

reimbursement due to state budget shortfalls; changes to the Medicare Shared Savings Programs; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; unanticipated difficulties or expenditures relating to acquisition transactions, including, without limitation, difficulties that result in the failure to achieve expected synergies, efficiencies and cost savings from a transaction within the expected time period (if at all); government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; the ability of the Company to integrate, manage and keep secure our information systems; changes in the marketplace and regulatory environment for Health Risk Assessments and the Company’s self-insurance risks.   For a more complete discussion regarding other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 30, 2016, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.”

About Almost Family, Inc.

Almost Family, Inc., founded in 1976, is a leading national provider of home healthcare services, with 332 branch locations in 26 states, including its joint venture with Community Health Systems, Inc. (CHS) (NYSE: CYH). Almost Family, Inc. and its subsidiaries operate Home Health, Other Home-Based Services and HealthCare Innovations segments.